COMMERCIAL CONTRACT
FLORIDA ASSOCIATION OF REALTORS

1. PURCHASE AND SALE: STEELE HOLDINGS, INC., a Florida Corporation ("BUYER") agrees to buy and CHAMPION HILLS, INC. ("SELLER") agrees to sell the property described as: Street Address: ________________________________________

Legal Description: Parcel "A" as further described in attached Exhibit "A", consisting of the southern (125) one hundred twenty-five feet of U.S. Hwy. 19 frontage.

and the following Personal Property:
None___________________________________________________________________

all collectively referred to as the "Property") on the terms and conditions set forth below. The "Effective Date" of this Contract is the date on which the last of the Parties signs the latest offer: Time is of the essence in this Contract. Time periods of 5 days or less shall be computed without including Saturday, Sunday, or national legal holidays and any time period ending on a Saturday, Sunday or national legal holiday shall be extended until 5:00 p.m. on the next business day.

2.   PURCHASE PRICE                                                  $312,500.00
                                                                     -----------
     (a)  Deposit to be held in escrow by Wilson, Wilson & Long Attys

            Escrow, see Addendum                                      $15,000.00
                                                                      ----------
     (b)  Additional deposit to be made within ______ days from
            Effective Date                                            $ ________
     (c)  Total mortgages (as referenced in Paragraph 3)              $ ________
     (d)  Other: ________________________________________________     $_________
     (e)  Balance to close, subject to adjustments and prorations, to be made with cash, locally drawn certified or
            cashier's check or wire transfer.                        $ 297,500.0

3. THIRD PARTY FINANCING: Within ____ days from Effective Date ("Application Period"), BUYER shall, at BUYER'S expense, apply for third party financing in the amount of $_____________ or __________% of the purchase price to be amortized over a period of ________ years and due in no less than ________ years and with a fixed interest rate not to exceed prevailing rate _______% at
origination,        with        additional        terms       as        follows:
_____________________________________Buyer  shall  pay for the  mortgagee  title insurance policy and for all loan expenses, SELLER shall timely provide any and all credit, employment, financial, estoppel letters and other information reasonably required by any lender. BUYER shall notify SELLER immediately upon obtaining financing or being rejected by a lender. If BUYER, after diligent effort, fails to obtain a written commitment within _______ days from Effective Date ("Financing Period"), BUYER shall either:
     (a)  waive this financing contingency and proceed with closing or

     (b) reapply at SELLER'S request and at BUYER'S SELLER'S expense for financing at an alternate lender selected by SELLER. Reapplication shall be made within _______ days from SELLER'S request. If SELLER does not request reapplication, either party may terminate this Contract by written notice to the other party.

4. TITLE: SELLER has the legal capacity to and shall convey marketable title to the Property by statutory warranty deed other __________________________, free of liens, easements and encumbrances of record or known to SELLER, but subject to property taxes for the year of closing; covenants, restrictions and public utility easements of record; and (list any other matters to which title will be subject) __________________________________________________________________
_______________________________; provided there exists at closing no violation of the foregoing and none of them prevents BUYER'S intended use of the Property as commercial car wash facility.

     (a) Evidence of Title: SELLER shall, at SELLER'S BUYER'S expense and within Ten days from Effective Date prior to Closing Date from date BUYER meets or waives financing contingency in Paragraph 3, deliver to BUYER an abstract of title, prepared or brought current by an existing abstract firm or certified as correct by an existing firm. a title insurance commitment by a Florida licensed title insurer and, upon BUYER recording the deed, an ALTA owner's policy in the amount of the purchase price for fee simple title subject only to exceptions stated above.

BUYER shall, within 15 days from receipt of the abstract or 7 days from receipt of the commitment, deliver written notice to SELLER of title defects. Title shall be deemed acceptable to BUYER if (1) BUYER fails to deliver proper notice of defects or (2) BUYER delivers proper notice and SELLER cures the defects within 30 days from receipt of the notice ("Curative Period"). If the defects are cured within the Curative Period, closing shall occur within 10 days from receipt by BUYER of notice of such curing. SELLER may elect not to cure defects, if SELLER reasonably believes any defect cannot be cured within the Curative Period. If the defects are not cured within the Curative Period, BUYER shall have 10 days from receipt of notice of SELLER'S inability to cure the defects to elect whether to terminate this Contract or accept title subject to existing defects and close the transaction without reduction in purchase price. (b)
Survey: (check one) SELLER shall, within _______ days from Effective Date, deliver to BUYER copies of surveys, plans, specifications, and engineering documents, if any, prepared for SELLER or in SELLER'S possession, which show all currently existing structures. BUYER shall at BUYER'S expense and within the time period allowed to deliver and examine title evidence, obtain a current certified survey of the Property from a registered surveyor. If the survey reveals encroachments on the Property or that the improvements encroach on the lands of another, BUYER shall accept the Property with the existing encroachments such encroachments shall constitute a title defect to be cured within the Curative Period. (c) Ingress and Egress: SELLER warrants that the Property presently has ingress and egress sufficient for BUYER's intended use of the Property, title to which is in accordance with Paragraph 4 (d)
Possessions: SELLER shall deliver possessions and keys for all locks and alarms to BUYER at closing.

5. CLOSING DATE AND PROCEDURE : This transaction shall be closed in Pinellas County, Florida on or before the ____________,19_____ or within 155 days from the Effective Date ("Closing Date"), unless otherwise extended herein. SELLER BUYER shall designate the closing agent. BUYER and SELLER shall, within 150 days from Effective Date, deliver to Escrow Agent signed instructions which provide for closing procedure. If an institutional lender is providing purchase funds, lender requirements as to place, time of day, and closing procedures shall control over any contrary provisions in this Contract.

          (a) Costs: BUYER shall pay taxes and recording fees on notes, mortgages and financing statements and recording fees for the deed. SELLER shall pay taxes on the deed and recording fees for documents needed to cure title defects. If SELLER is obligated to discharge any encumbrance at or prior to closing and fails to do so, BUYER may use purchase proceeds to satisfy the encumbrances.

          (b) Documents: SELLER shall provide the deed, bill of sale, mechanic's lien affidavit, assignments of leases, updated rent roll, tenant and lender estoppel letters, assignments of permits and licenses, corrective instruments and letters notifying tenants of the change in ownership/rental agent. If any tenant refuses to execute an estoppel letter, SELLER shall certify that information regarding the tenant's lease is correct. If SELLER is a corporation, SELLER shall deliver a resolution of its Board of Directors authorizing the sale and delivery of the deed and certification by the corporate Secretary certifying the resolution and setting forth facts showing the conveyance conforms with the requirements of local law. SELLER shall transfer security deposits to BUYER. BUYER shall provide the closing statement, mortgages and notes, security agreements and financing statements.

          (c) Taxes, Assessments, and Prorations: The following items shall be made current and prorated as of Closing Date as of ________________________________: real estate taxes, bond and assessment payments assumed by BUYER, interest, rents, association dues, insurance premiums acceptable to BUYER, and _______________________. If the amount of taxes and improvements and assessments for the current year cannot be ascertained, rates for the previous year shall be used with due allowance being made for improvements and exemptions. SELLER is aware of the following
          assessments   affecting  or   potentially   affecting   the  Property:
          __________________________________________. BUYER shall be responsible for all assessments of any kind which become due and owing on or after Effective Date, unless the improvement is substantially completed as of Closing Date, in which case SELLER shall be obligated to pay the entire assessment. (d) FIRPTA Tax Withholding: The Foreign Investment in Real Property Act ("FIRPTA") requires BUYER to withhold at closing a portion of the purchase proceeds for remission to the Internal Revenue Service ("I.R.S.") if SELLER is a "foreign person" as defined by the Internal Revenue Code. The parties agree to comply with the Provisions of FIRPTA and to provide, at or prior to closing, appropriate documentation to establish any applicable exemption from the withholding requirement. If withholding is required and BUYER does not have cash sufficient at closing to meet the withholding requirement, SELLER shall provide the necessary funds and BUYER shall provide proof to SELLER that such funds were properly remitted to the I.R.S.


6. ESCROW: BUYER and SELLER authorize Wilson, Wilson & Long PA Atty's Escrow Fund Telephone: (813) 785-1176 Facsimile: 785-2708 Address: 31608 U.S. Hwy 19 N. Palm Harbor, Fl 34684 to act as "Escrow Agent" to receive funds and other items and, subject to clearance, disburse them in accordance with the terms of this Contract. Escrow Agent will deposit all funds received in a non-interest bearing escrow account. an interest bearing escrow account with interest accruing to _________________________________________________________________. If Escrow
Agent receives conflicting demands or has good faith doubt as to Escrow Agent's duties or liabilities under this Contract, he/she may (a) hold the subject matter of the escrow until the parties mutually agree to its disbursement or until issuance of a court order or decision of arbitrator determining the parties' rights regarding the escrow or (b) deposit the subject matter of the escrow with the clerk of the circuit court having jurisdiction over the dispute. Upon notifying the parties of such action, Escrow Agent shall be released from all liability except for the duty to account for items previously delivered out of escrow. If a licensed real estate broker, Escrow Agent shall comply with applicable provisions of Chapter 475, Florida Statutes. In any suit or arbitration in which Escrow Agent is made a party because of acting as agent hereunder or interpleads the subject matter of the escrow, Escrow Agent shall recover reasonably attorney's fees and costs, which such fees and costs to be paid from the escrowed funds or equivalent and charged and awarded as court or other costs in favor of the prevailing party. The parties agree that Escrow Agent shall not be liable to any person for misdelivery to BUYER and SELLER of escrowed items, unless the misdelivery is due to Escrow Agent's willful breach of this Contract or gross negligence.

7. PROPERLY CONDITION: SELLER shall deliver the Property to BUYER at the time agreed in its present "as is" condition, ordinary wear and tear excepted, and shall maintain the landscaping and grounds in a comparable condition. SELLER makes no warranties other than marketability of title. By accepting the Property "as is", BUYER waives all claims against SELLER for any defects in the property.

     (a) As Is: BUYER has inspected the Property or waives any right to inspect and accepts the Property. (b) As Is With Right of Inspection: BUYER may, at BUYER'S expense and within _____ days from Effective date ("Inspection Period") , conduct inspections, tests and investigations of the Property as BUYER deems necessary to determine suitability for BUYER'S intended use. SELLER shall grant reasonable access to the Property to BUYER, its agents, contractors and assigns for the purpose of conducting the inspections, however, that all such persons enter the Property and conduct the inspections at their own risk. BUYER shall indemnify and hold SELLER harmless from losses, damages, costs, claims and expenses of nay nature, including attorney's fees, and from liability to any person, arising from the conduct of inspections or work authorized by BUYER. BUYER shall not engage in any activity that could result in a mechanics lien begin filed against the Property without SELLER'S prior written consent. BUYER may terminate this Contract by written notice to SELLER prior to expiration of the Inspection Period if the inspections reveal conditions which are reasonably unsatisfactory to BUYER, unless SELLER elects to repair such conditions to BUYER'S satisfaction. If this transaction does not close, BUYER shall, at BUYER'S expense, repair all damages to the Property resulting from the inspections and return the Property to its present condition. Walk-through Inspection: BUYER may, on the day prior to closing or any other time mutually agreeable to the parties, conduct a final "walk-through" inspection of the Property to determine compliance with this paragraph and to ensure that all Property is on the premises. No new issues may be raised as a result of the walk-through. Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from you county public health unit.

8.  Deleted.

9. RETURN OF DEPOSIT: In the event any condition of this Contract is not met and BUYER has acted in good faith and with the required degree of diligence, BUYER'S deposit shall be returned and this Contract shall terminate.

10. DEFAULT: (a) In the event the sale is not closed due to any default or failure on the part of SELLER other than failure to make the title marketable after diligent effort, BUYER may either (1) receive a refund of BUYER'S deposit
(s) or (2) seek specific performance. If BUYER elects a deposit refund, SELLER shall be liable to Broker for the full amount of the brokerage fee. (b) In the event the sale is not closed due to any default or failure on the part of BUYER, SELLER may either (1) retain all deposit(s) paid or agreed to be paid by BUYER as agreed upon liquidated damages, consideration for the execution of this Contract, and in full settlement of any claims, upon which this Contract shall terminate or (2) seek specific performance. If SELLER elects to retain the deposit, BUYER shall be liable to Broker for the full amount of the brokerage fee.

11. ATTORNEY'S FEES AND COSTS: In any claim or controversy arising out of or relating to this Contract, the prevailing party, which for purposes of this provision shall include BUYER, SELLER, and Broker, shall be awarded reasonable attorney's fees, costs and expenses.

12. BROKERS: Neither BUYER nor SELLER has utilized the services of , or for any other reason owes compensation to, a licensed real estate Broker other than:

     (a)Listing Broker: Boardwalk Enterprises Real Estate Co., Inc. (5%), who is an agent of SELLER both parties X neither party and who will be compensated by SELLER X BUYER both parties pursuant to X a listing agreement other (specify)

     (b)Cooperating Broker: none who is an agent of BUYER SELLER both parties neither party and who will be compensated by BUYER SELLER both parties pursuant to an MLS or other offer of compensation to a cooperating broker other (specify) ___________________________________________ (collectively referred to as "Broker") in connection with any act relating to the Property, including but not limited to inquiries, introductions, consultations and negotiations resulting in this transaction. SELLER and BUYER agree to indemnify and hold Broker harmless from and against losses, damages, costs and expenses of any kind, including reasonable attorney's fees, and from liability to any person, arising from (1) compensation claimed which is inconsistent with the representation in this Paragraph,
     (2) enforcement action to collect a brokerage fee pursuant to Paragraph 10,
     (3) any duty accepted by Broker at the request of BUYER or SELLER, which duty is beyond the scope of services regulated by Chapter 475, F.S., as amended, or (4) recommendations of or services provided and expenses incurred by any third party whom Broker refers, recommends or retains for or on behalf of BUYER or SELLER.

13. ASSIGNABILITY; PERSONS BOUND: This Contract X is not assignable. The terms "BUYER," "SELLER," and "Broker" may be singular or plural. This Contract is binding upon BUYER, SELLER, and their heirs, personal representatives, successors, and assigns (if assignment is permitted).

14. OPTIONAL CLAUSES: (Initial if any of the following clauses are applicable and are attached as an addendum to this Contract):
___ Arbitration         ___ SELLER Warranty ___Coastal Construction Control Line
___ Section 1031 Exchange  ___ SELLER Financing       ___ Flood Area Hazard Zone
___ Properly Inspection and Repair ___ Existing Mortgage  ___ Properly Located
___ SELLER Representations       ___Feasibility Study         in Uninc. Metro.
X Other Exhibit A. & Addendum                                 Dade County

15. MISCELLANEOUS: The terms of this Contract constitute the entire agreement between BUYER and SELLER. Modifications to this Contract shall not be valid or binding unless in writing and executed by the party to be bound. This Contract may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A facsimile copy of this Contract and any initials or signature thereon shall be deemed as original. This Contract shall be construed under Florida law and shall not be recorded in any public records. Delivery of any written notice to any party's agent shall be deemed delivery to that party.

THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF AN ATTORNEY PRIOR TO SIGNING. A REAL ESTATE BROKER IS QUALIFIED TO ADVISE ON REAL TRANSACTIONS. BUYER AND SELLER ARE ADVISED TO CONSULT AN APPROPRIATE PROFESSIONAL FOR LEGAL, TAX, ENVIRONMENTAL AND OTHER SPECIALIZED ADVICE.







DEPOSIT   RECEIPT:   Deposit   of  $15,000  by  X   ____________   check   other
________________ received on August 26, 1997 by

________/s/__________________
Signature of Escrow Agent

OFFER: BUYER offers to purchase the Property on the above terms and conditions. Unless acceptance is signed by SELLER and a signed copy delivered to BUYER or BUYER'S agent no later than ________ a.m. p.m. on _____________, 19____,

BUYER may revoke this offer and receive a refund of all deposits.

Date: 9/7/97 BUYER: __________Steele Holdings, Inc.___Tax ID No:  ___________

     Title: By: Rachel Steele, President Telephone:________Facsimile:________

     Address: ____________17521 Crawley Road, Odessa, Fl 33556_______________



Date: __________  BUYER: ___________/s/______   Tax ID No: __________________

     Title: __________________Telephone: ____________  Facsimile:____________

     Address: _______________________________________________________________



ACCEPTANCE: SELLER accepts BUYER'S offer and agrees to sell the Property on the above terms and conditions

( subject to the attached counter offer).


Date: 8/7/97 SELLER: Champion Hills, Inc. Tax ID No:  ______________________

     Title: By: Lawrence L. Leahan, President Telephone: (813) 789-5010
     Facsimile: ___
     Address  31622 US 19 N. Palm Harbor, Fl 34684


Date: __________    SELLER: _____________  Tax ID No: ______________________

     Title:  ________  Telephone: ___________   Facsimile: _________________


     Address  ______________________________________________________________

                   ADDENDUM TO CONTRACT FOR SALE AND PURCHASE


1. The subject Property currently requires approval by governmental regulatory agencies for site construction. This contract is contingent on receiving site plan approval from the Pinellas County Planning Department agency. Buyer and Seller shall cooperate in obtaining the site plan approval and shall have a period of one-hundred and fifty
         (150) days from effective date in which to obtain said plan approval. Should said governmental agencies fail to approve site plans within the 150 day period, then either Buyer or Seller may terminate this contract, whereby Buyer and Seller shall be relieved of any further obligation to the other.


2. Closing shall take place within five (5) days of receipt of approval by the Pinellas County Planning Department for the proposed development.

3. Buyer and its agents shall have the right during the term of this contract for sale and purchase to enter upon the real property, or any part thereof, for the purpose of causing soils tests, surveys, and studies for engineering and related activities incident to the development of the real property. Provided however, Buyer shall immediately restore any damage to such property caused by such tests or otherwise by reason of such entry at Buyers' sole expense.

4. Buyer and Seller hereby acknowledge that the subject property is a portion of an approximate two acre parcel that will be masterplanned as one development. Buyer and Seller agree to split the following costs on a fifty-fifty basis, having said costs determined by the project engineer based upon the review of the site construction contract;

o        Construction  of the entry  feature  from the  property to U.S.  Hwy.
         19, including all improvements to the acceleration and deceleration lanes,
o        Construction of the stormwater retention areas.

5. Escrow Deposit as described in Paragraph 2(a) of the contract, in the amount of $15,000.00 dollars, shall be used towards site plan engineering costs and disbursed by escrow agent directly to the project engineering firm on a cost incurred basis. Said escrow deposit shall be applied towards the contract purchase price. Seller warrants that the civil engineering contract cost shall not exceed $15,000.00 dollars. In the event that is does, Seller will pay 100% of the excess $15,000.00 dollars less 50% of the civil engineering costs directly applicable to the retention pond and the curb cut. Regulatory agencies permitting fees shall be paid directly by the Buyer.

6. Buyer hereby acknowledges that the Listing Broker has disclosed an ownership interest in the subject property.

7. It is the intent of this agreement to provide Buyer twenty (20) days from the effective date during which to confirm zoning, utilities, site preparation costs, conceptual site plan layout, permitting fees, financing and other information related to the application of the subject property to their intended use.

8. Seller hereby agrees to grant Buyer and appropriate extension of time for site plan approvals if such approvals are delayed by an Act of God.


         HEREBY AGREED TO THIS 7 DAY OF August, 1998.



   by:   /s/     Champion Hills, Inc.       by:    /s/     Steele Holdings, Inc.
                                                       Buyer


   By:  Lawrence P. Leahan, President       By:  Rachel Steele, President


                      Witnessed By: _______/s/____________

                                    Exhibit A
                   Section 6, Township 28, South Range 16 East
                             Pinellas County Florida


Sketch of 2.0 Acre M.O.L. Commercial Site

Note: THIS IS A SKETCH NOT A SURVEY.


LMA
Landon, Moree & Associates
Civil & Environmental Engineers
Planners - Surveyors
31622 U.S. 19 North, Palm Harbor, Florida 34684
Phone (813) 789-5010, Fax (813) 787-4394